                                                                     Exhibit 3.2

                                    BYLAWS

                                      OF

                             PORT FINANCIAL CORP.


                                   ARTICLE I

                                 STOCKHOLDERS

          Section 1. ANNUAL MEETING. An annual meeting of the stockholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on the third Tuesday of April of each year or on such other day (other than a legal holiday or day of religious significance) as the Board of Directors shall designate. The time and place of the annual meeting shall be designated by the Board of Directors.

          Section 2. SPECIAL MEETINGS. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter, the "Whole Board") or otherwise as set forth in the Articles of Organization. The hour, date and place of any special meeting and the record date for determining the stockholders having the right to notice of and to vote at any such meeting shall be determined by the Board of Directors or the President.

          Section 3. NOTICE OF MEETINGS. Written notice of the place, date, and time of all meetings of the stockholders shall be given at least seven (7) days before the date on which the meeting is to be held to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by Chapter 156B of the General Laws of the Commonwealth of Massachusetts (or successor provisions) (the "Massachusetts Business Corporation Law"), other applicable law, or the Articles of Organization of the Corporation).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

          Section 4. QUORUM. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

          Section 5. ORGANIZATION. The President or, in the absence of the President, the Chairman of the Board of the Corporation or, in his or her absence, a Vice President of the Corporation, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Clerk of the Corporation, the secretary of the meeting shall be such person as the chairman appoints. The chairman of the meeting shall have the power, among other things, to adjourn such meeting at any time and from time to time. The order of business and all other matters of procedure at every meeting of stockholders shall be determined by the chairman of the meeting.

          Section 6.     CONDUCT OF BUSINESS.

          (a) The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

          (b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not less than ninety (90) calendar days in advance of the date of the Corporation's proxy statement which was released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, with respect to the Corporation's first annual meeting of stockholders, to be timely notice shall be received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the annual meeting except that in the event less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Clerk shall set forth as to each matter such stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (C) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder; and (D) any material interest of such stockholder in such business.

          At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) as a result of a written application for a special meeting brought by stockholders in accordance with the Articles of Organization. Any such written application for a special meeting by one or more stockholders shall set forth as to each matter proposed to be brought before the special meeting the information described in subsections (A) through (D) of this Section 6(b).

          Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at a meeting of stockholders except in accordance with the provisions of this Section 6(b). The President of the Corporation or other person presiding over the meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

          (c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which Directors are to be elected only: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Clerk of the Corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not less than ninety (90) calendar days in advance of the date of the Corporation's proxy statement which was released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, with respect to the Corporation's first annual meeting of stockholders, to be timely notice shall be received at the principal executive offices of the Corporation not less than ninety
     (90) days prior to the date of the annual meeting except that in the event less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth: (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors, or is otherwise required, in each case pursuant to Regulation

     14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving notice of (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Clerk of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of this Section 6(c). The Officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall declare to the meeting and the defective nomination shall be disregarded.

          (d) Nothing contained in this Section 6 shall require proxy materials distributed by the management of the Corporation to include any information with respect to nominations or other proposals by stockholders.

          Section 7. PROXIES AND VOTING. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be in written form and shall be dated not more than six (6) months before the meeting named therein, unless the proxy is coupled with an interest and provides otherwise. Proxies shall be filed with the Clerk at the meeting, or of any adjournment thereof, before being voted. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such Meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Clerk of the Corporation receives a specific written notice to the contrary from any one of them. Whenever stock is held in the name of two or more persons, in the absence of specific written notice to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority does not agree. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless successfully challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

     Every vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by the Articles of Organization or by law, all other matters shall be determined by a majority of the votes present and cast at a properly called meeting of stockholders.

                                  ARTICLE II

                              BOARD OF DIRECTORS

          Section 1. GENERAL POWERS, NUMBER AND TERM OF OFFICE. The business and affairs of the Corporation shall be under the direction of its Board of Directors. The number of Directors who shall constitute the Whole Board shall be such number as the Board of Directors shall from time to time have designated. The Board of Directors may annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings. In the absence of a Chairman of the Board, meetings of the Board of Directors will be chaired by a Director selected by the Board of Directors from among its members.

     The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified. No person shall be eligible for election, reelection, appointment or reappointment to the Board if such person reached seventy (70) years of age or older on January 1 of the year in which such person seeks election, reelection, appointment or reappointment to the Board.

          Section 2. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum; (provided, however, that if there is an Interested Stockholder, such action shall also require the affirmative vote of a majority of the Disinterested Directors then in office) and Directors so chosen shall hold office for a term specified by the Directors then in office or, if not so specified, for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director's successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Board shall shorten the term of any incumbent Director.

          Section 3. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

          Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by a majority of the Directors then in office or by the President and shall be held at such place, on such date, and at such time as they or he/she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each Director by whom it is not waived by mailing written notice in person or by telephone or sent to his or her business or home address by telecommunication at least two (2) days in advance of the meeting, or by written notice mailed to his or her business or home address at least three (3) days in advance of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Any Director may waive notice of any meeting by a writing executed by him or her either before or after the meeting and filed with the records of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where the Director protests the lack of notice to him or her prior to the meeting or at its commencement. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notice of any special meeting may be waived in accordance with Article VI, Section 2, hereof.

          Section 5. QUORUM. At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

          Section 6. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting but shall not constitute attendance for the purpose of compensation pursuant to Section 9 of this Article II, unless the Board of Directors by resolution so provides.

          Section 7. CONDUCT OF BUSINESS. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

          Section 8. POWERS. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

          (a) To declare, and the Corporation may pay, dividends on outstanding shares of its capital stock;

          (b) To issue or reserve for issue from time to time the whole or any part of the capital stock of the Corporation which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses, and on such terms as the Board of Directors or a designated committee thereof may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock;

          (c) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

          (d) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

          (e) To remove any Officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any Officer upon any other person for the time being;

          (f) To confer upon any Officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

          (g) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine;

          (h) To adopt from time to time such insurance, retirement, and other benefit plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

          (i) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

          Section 9. COMPENSATION OF DIRECTORS. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.

          Section 10. ACTION BY CONSENT. Any action required or permitted to be taken by the Board of Directors at any meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors then in office. Such written consents shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

          Section 11. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention has been entered in the minutes of the meeting or unless he or she has filed a written dissent to such action with the person acting as the Clerk of the meeting before the adjournment thereof or has forwarded such dissent by registered mail to the Clerk of the Corporation within five (5) days after the date such dissenting Director receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                  ARTICLE III

                                  COMMITTEES

          Section 1. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by a vote of a majority of the Whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

          Section 2. CONDUCT OF BUSINESS. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

          Section 3. NOMINATING COMMITTEE. The Board of Directors shall appoint a Nominating Committee of the Board consisting of not less than three
(3) members. The Nominating Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 6 of Article I of these Bylaws in order to determine compliance with such Bylaw provision, and (b) to recommend to the Whole Board nominees for election to the Board of Directors.

                                  ARTICLE IV

                                   OFFICERS

          Section 1. GENERALLY. The Board of Directors as soon as may be practicable after the annual meeting of stockholders may choose a Chairman of the Board, and shall choose a President, a Treasurer, a Clerk, and one or more Vice Presidents, and from time to time may choose such other Officers as it may deem proper. The Chairman of the Board, if any, shall be chosen from among the Directors. Any number of offices may be held by the same person.

          (a) The term of office of all Officers shall be until the next annual election of Officers and until their respective successors are chosen, but any Officer may be removed from office at any time with or without cause by the affirmative vote of a majority of the Directors then in office.

          (b) All Officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such Officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

          (c) Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

          Section 2. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is chosen, shall, when present, preside at all meetings of the Board of Directors. The Chairman of the Board shall perform all duties and have all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

          Section 3. PRESIDENT. The President shall be the Chief Executive Officer unless the Board of Directors, by special vote confer the duties of Chief Executive Officer upon the Treasurer or a Vice President. The President or such other Chief Executive Officer shall have general responsibility for the management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of President or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors, and in the absence of a Chairman of the Board, the President shall have all of the powers and perform all of the duties of the Chairman of the Board (as designated in Section 2), and shall also have power to sign all stock certificates, contracts and other instruments of the

Corporation which are authorized and shall have general supervision of all of the other Officers (other than the Chairman of the Board, if any), employees and agents of the Corporation.

          Section 4. VICE PRESIDENTS. The Vice President or Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors or the Chief Executive Officer. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President.

          Section 5. TREASURER, VICE TREASURERS, AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He or she shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide. The Treasurer shall also perform such other duties as the Board of Directors may from time to time designate. Any Vice Treasurer and any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

          Section 6. CLERK. The Clerk or an Assistant Clerk shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors or the President.

          Section 7. ASSISTANT CLERKS AND OTHER OFFICERS. The Board of Directors may appoint one or more Assistant Clerks and such other Officers who shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors or the President.

          Section 8. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the President or any Officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

                                   ARTICLE V

                                     STOCK

          Section 1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board, President or a Vice President and by the Treasurer or an Assistant Treasurer, and sealed with the corporate seal or a facsimile thereof. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, Officer or employee of the Corporation. In case any Officer who has signed or whose signature has been placed on such certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such Officer at the time of its issue. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. Every certificate for shares of stock which is subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

          Section 2. TRANSFERS OF STOCK. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with
Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

          Section 3. RECORD DATE. The Board of Directors may fix in advance a time of not more than sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

          Section 4. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

          Section 5. REGULATIONS. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                  ARTICLE VI

                                    NOTICES

          Section 1. NOTICES. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, Director, Officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by telecommunication. Any such notice shall be addressed to such stockholder, Director, Officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telecommunication, shall be the time of the giving of the notice.

          Section 2. WAIVERS. A written waiver of any notice, signed by a stockholder, Director, Officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, Officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                  ARTICLE VII

                                 MISCELLANEOUS

          Section 1. FACSIMILE SIGNATURES. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any Officer or Officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

          Section 2. CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Clerk. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Comptroller or by an Assistant Clerk or an assistant to the Comptroller.

          Section 3. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each Director, each member of any committee designated by the Board of Directors, and each Officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

          Section 4. FISCAL YEAR. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

          Section 5. TIME PERIODS. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

          Section 6. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other instruments and obligations to be entered into by the Corporation in the ordinary course of its business without Board of Directors action may be executed on behalf of the Corporation by the Chairman of the Board, President, any Vice President, Treasurer or any other Officer, employee or agent of the Corporation as the Board of Directors may authorize.

          Section 7. ARTICLES OF ORGANIZATION. All references in these Bylaws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as amended and in effect from time to time.

          Section 8. POWERS OF CORPORATION. The Corporation shall have and may exercise all the powers, privileges and authority, express, implied and incidental, now or hereafter conferred by applicable law and the Corporation's Articles of Organization.

          Section 9. INTERESTED STOCKHOLDER AND DISINTERESTED DIRECTORS. As used in these Bylaws, the terms "Interested Stockholder" and "Disinterested Director" shall have the same respective meanings assigned to them in the Corporation's Articles of Organization. Any determination of beneficial ownership of securities under these Bylaws shall be made in the manner specified in the Articles of Organization.

                                 ARTICLE VIII

                                   AMENDMENT

          Section 1. AMENDMENT BY DIRECTORS. The Bylaws of the Corporation may be amended or repealed by the affirmative vote of two-thirds of the whole Board at a duly constituted meeting of the Board of Directors, unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of a majority of the Disinterested Directors (as such term is defined in the Articles of Organization) then in office at such meeting. Not later than the time of giving notice of the annual meeting of stockholders next following the amending or repealing by the Directors of any Bylaw, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the Bylaws.

          Section 2. AMENDMENT BY STOCKHOLDERS. The Bylaws of the Corporation may be amended or repealed at a duly constituted meeting of stockholders called expressly for such purpose, by the affirmative vote of at least 80% of the total voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.